Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Lianhe Sowell International Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of: (i) One Class A ordinary share, par value $0.0016 per share and (ii) three warrants	(1)	457(o)		$	$11,000,000.16	0.0001381	$1,519.10
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Warrants included as part of the units	(3)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	(4)	457(o)		$	$38,041,667.22	0.0001381	$5,253.55

Total Offering Amounts:							$49,041,667.38		6,772.65
Total Fees Previously Paid:									5,938.30
Total Fee Offsets:									0.00
Net Fee Due:									$834.35

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Offering Note(s)

(1)	The Registrant previously registered units with a proposed maximum aggregate offering price not to exceed $10,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-298425), which was declared effective by the Securities and Exchange Commission on August 31, 2026. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Class A ordinary shares having a proposed maximum aggregate offering price of $1,000,000.16 is hereby registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	The Registrant previously registered units with a proposed maximum aggregate offering price not to exceed $10,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-298425), which was declared effective by the Securities and Exchange Commission on August 31, 2026. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Class A ordinary shares having a proposed maximum aggregate offering price of $1,000,000.16 is hereby registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(3)	The Registrant previously registered units with a proposed maximum aggregate offering price not to exceed $10,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-298425), which was declared effective by the Securities and Exchange Commission on August 31, 2026. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Class A ordinary shares having a proposed maximum aggregate offering price of $1,000,000.16 is hereby registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	The Registrant previously registered units with a proposed maximum aggregate offering price not to exceed $10,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-298425), which was declared effective by the Securities and Exchange Commission on August 31, 2026. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Class A ordinary shares having a proposed maximum aggregate offering price of $1,000,000.16 is hereby registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

There will be three warrants included in each unit, with each warrant entitled to purchase one Class A Ordinary Share. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of Class A ordinary shares underlying the warrants included in the units having a proposed maximum aggregate offering price of $5,041,667.22 is hereby registered. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.